Boise Cascade	EXHIBIT 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728
News Release

Investor Relations Contact

Wayne Rancourt

Office 208 384 6073

For Immediate Release:  November 13, 2009

Boise Cascade Holdings Reports Third Quarter 2009 Financial Results

BOISE, Idaho – Boise Cascade Holdings, L.L.C. (BC Holdings or Company) announced net income of $26.2 million for the quarter ended September 30, 2009.  Included in its net income was $28.2 million of noncash income associated with the Company’s equity investment in Boise Inc.

In third quarter 2009, BC Holdings’ building products subsidiary, Boise Cascade, L.L.C., reported earnings before interest, taxes, depreciation, and amortization (EBITDA) of $11.9 million, as compared to negative EBITDA of $3.5 million in second quarter 2009.  The Company’s cash and net debt position improved $9.5 million during the third quarter, with the company reporting $279.1 million of available liquidity at September 30, 2009.  The individual segment results are discussed in more detail below.

“The lackluster demand for new residential construction continues to present challenges, but we are executing well.  In Building Materials Distribution, sales were up 9% from the second quarter and EBITDA increased 21%.  In Wood Products, sales increased 21% from the second quarter and the business reported positive EBITDA of $3.4 million, which was significantly better than the $9.8 million of negative EBITDA in the prior quarter.  The first few months of operations have gone well at the two acquisitions we made in June.  We have improved our cost position over the last year and it shows.  Most importantly, even in this difficult market our employees are achieving the best safety results in the history of our Wood Products and Building Materials Distribution operations.  We also have a very good liquidity position to get us through this winter and allow us to take advantage of market opportunities as we move into next year,” commented Tom Carlile, CEO of Boise Cascade.

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Third Quarter Segment Results

U.S. housing starts declined 32% in the third quarter, dropping from an annualized rate of 0.87 million in third quarter 2008 to 0.59 million in third quarter 2009.  In the third quarter, continuing foreclosures, high inventories of unsold homes, rising unemployment, and low consumer confidence contributed to a weak demand environment for the building products we manufacture and distribute.

Sales in our Building Materials Distribution (BMD) business during the third quarter were $472.2 million, compared with $433.7 million in second quarter 2009 and $584.1 million in third quarter 2008.  Compared with third quarter 2008, the 19% decline in sales resulted from a 13% decline in product volumes sold and a 7% decrease in product prices.  EBITDA generated by BMD improved 21% to $11.6 million in third quarter 2009 from $9.6 million of EBITDA in second quarter 2009.  BMD’s third quarter 2008 EBITDA was $12.1 million.  The segment’s lower sales activity, compared to the same quarter a year ago, resulted in fewer gross margin dollars being generated to cover cash operating costs, such as occupancy, payroll, and delivery.  However, well over 90% of the decline in gross profit dollars, compared to third quarter 2008, was offset by lower operating costs and cost reduction initiatives implemented over the last year.

Sales in our Wood Products segment during the third quarter were $163.2 million, compared with $134.4 million in second quarter 2009 and $215.1 million in third quarter 2008.  Compared with third quarter 2008, sales of engineered wood products, plywood, and particleboard declined due to lower volumes and prices.  Lumber sales also declined on lower volumes and modestly higher prices than the same quarter a year ago.  Third quarter EBITDA for Wood Products was $3.4 million, a sharp improvement from the negative $9.8 million of EBITDA reported in second quarter 2009.  Wood Products reported $3.6 million of positive EBITDA in third quarter 2008.  Lower log costs, productivity improvements, and curtailments at facilities previously generating cash losses essentially offset the negative impact of lower sales volumes and prices compared to the same quarter a year ago.  We have been taking rolling curtailments at all of our Wood Products operations to maintain appropriate inventory levels, while trying to minimize the negative impact these curtailments have on our employees and our operating results.

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Outlook

We expect end-product demand to remain weak when compared to normal historical demand levels, with single-family housing starts unlikely to show any significant rebound during the remainder of 2009.  Absent a change in unemployment trends, stronger levels of consumer confidence, and a reduction in foreclosures and housing vacancy rates, weakness in final demand for the products we manufacture and distribute is likely to continue into the first half of 2010.  Industry product sales volumes are likely to remain depressed and commodity wood product prices will largely depend on operating rates.  We expect to manage our production levels to our sales demand, which will likely cause us to operate our facilities below their capacity.

About Boise Cascade

BC Holdings is a privately held company headquartered in Boise, Idaho.  Our wholly owned subsidiary, Boise Cascade, L.L.C., is a leading U.S. wholesale distributor of building products and one of the largest producers of engineered wood products and plywood in North America.  BC Holdings is also a major shareholder of Boise Inc., a publicly traded North American paper and packaging producer listed on the New York Stock Exchange.  For more information, please visit our website at www.bc.com.

Webcast and Conference Call

BC Holdings will host a webcast and conference call on Friday, November 13, at 11:00 a.m. Eastern, at which time we will review the company’s recent performance.  You can join the webcast through the Boise Cascade website.  Go to www.bc.com and click on the link to the webcast under the News & Events heading.  Please go to the website at least 15 minutes before the start of the webcast to register.  To join the conference call, dial 800-374-0165 (international callers should dial 706-902-1407) at least 10 minutes before the start of the call.

The archived webcast will be available in the News & Events section of Boise Cascade’s website.  A replay of the conference call will be available from Friday, November 13, at 2:00 p.m. Eastern through Friday, November 20, at 11:59 p.m. Eastern.  Playback numbers are 800-642-1687 for U.S. calls and 706-645-9291 for international calls, and the passcode will be 37294207.

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Basis of Presentation

We present our consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP).  Our earnings release also supplements the GAAP presentations by reflecting EBITDA.  EBITDA represents income (loss) before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion.  EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments.  We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies.  We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance.  For example, we believe that the inclusion of items such as taxes, interest expense, and interest income distorts management’s ability to assess and view the core operating trends in our segments.  EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.  The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, change in fair value of interest rate swaps, and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion.  Management compensates for these limitations by relying on our GAAP results.  Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities

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Litigation Reform Act of 1995.  These statements speak only as of the date of this press release.  While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Three Months Ended
	September 30		June 30,
	2009	2008	2009
Sales
Trade	$567,643	$705,912	$512,247
Related parties	11,364	21,214	8,933
	579,007	727,126	521,180
Costs and expenses
Materials, labor, and other operating expenses (a)	501,886	627,407	463,699
Materials, labor, and other operating expenses from related parties	6,094	19,045	6,332
Depreciation, amortization, and depletion (a)	9,627	8,751	11,448
Selling and distribution expenses	50,714	62,537	47,771
General and administrative expenses	6,841	7,259	6,863
General and administrative expenses from related party	2,682	2,506	2,503
Loss on sale of Paper and Packaging & Newsprint assets (b)	-	1,739	-
Other (income) expense, net (a)	(575)	(3,768)	(1,751)
	577,269	725,476	536,865

Income (loss) from operations	1,738	1,650	(15,685)

Equity in income of affiliate	28,225	2,148	30,306
Gain on sale of shares of equity affiliate (c)	997	-	-
Impairment of investment in equity affiliate (e)	-	(208,074)	-
Foreign exchange gain (loss)	521	(406)	715
Change in fair value of contingent value rights	-	2,227	-
Interest expense	(5,389)	(6,263)	(6,135)
Interest income	185	1,469	178
	24,539	(208,899)	25,064

Income (loss) before income taxes	26,277	(207,249)	9,379
Income tax provision	(72)	(391)	(68)
Net income (loss)	$26,205	$(207,640)	$9,311

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Segment Information

(unaudited, in thousands)

	Three Months Ended
	September 30		June 30,
	2009	2008	2009
Segment sales
Building Materials Distribution	$472,172	$584,094	$433,662
Wood Products	163,183	215,057	134,404
Intersegment eliminations and other	(56,348)	(72,025)	(46,886)
	$579,007	$727,126	$521,180

Segment income (loss)
Building Materials Distribution	$9,683	$10,223	$7,647
Wood Products (a)	(4,203)	(3,126)	(19,206)
Corporate and Other (b)	(3,221)	(5,853)	(3,411)
	2,259	1,244	(14,970)

Equity in net income of affiliate	28,225	2,148	30,306
Gain on sale of shares of equity affiliate (c)	997	-	-
Impairment of investment in equity affiliate (e)	-	(208,074)	-
Change in fair value of contingent value rights	-	2,227	-
Interest expense	(5,389)	(6,263)	(6,135)
Interest income	185	1,469	178
Income (loss) before income taxes	$26,277	$(207,249)	$9,379

EBITDA (i)
Building Materials Distribution	$11,563	$12,129	$9,560
Wood Products (a)	3,432	3,631	(9,785)
Corporate and Other (b)	(3,109)	(5,765)	(3,297)
Equity in net income (loss) of affiliate	28,225	2,148	30,306
Gain on sale of shares of equity affiliate (c)	997	-	-
Impairment of investment in equity affiliate (e)	-	(208,074)	-
Change in fair value of contingent value rights	-	2,227	-
	$41,108	$(193,704)	$26,784

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Nine Months Ended
	September 30
	2009	2008 (h)
Sales
Trade	$1,487,614	$2,330,114
Related parties	26,000	130,782
	1,513,614	2,460,896
Costs and expenses
Materials, labor, and other operating expenses (a)	1,346,656	2,157,951
Materials, labor, and other operating expenses from related parties	24,716	48,234
Depreciation, amortization, and depletion (a)	32,194	27,470
Selling and distribution expenses	143,726	183,502
General and administrative expenses	20,629	29,770
General and administrative expenses from related party	7,618	6,010
Gain on sale of Paper and Packaging & Newsprint assets (b)	-	(2,996)
Other (income) expense, net (a) (d)	355	3,925
	1,575,894	2,453,866

Income (loss) from operations	(62,280)	7,030

Equity in net income (loss) of affiliate	61,536	(15,249)
Gain on sale of shares of equity affiliate (c)	997	-
Impairment of investment in equity affiliate (e)	(43,039)	(208,074)
Foreign exchange gain (loss)	904	(129)
Change in fair value of contingent value rights	194	(1,803)
Change in fair value of interest rate swaps (f)	-	(6,284)
Gain on repurchase of long-term debt (g)	6,026	-
Interest expense	(17,140)	(28,071)
Interest income	760	6,629
	10,238	(252,981)

Loss before income taxes	(52,042)	(245,951)
Income tax provision	(623)	(1,523)
Net loss	$(52,665)	$(247,474)

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Segment Information

(unaudited, in thousands)

	Nine Months Ended
	September 30
	2009	2008 (h)
Segment sales
Building Materials Distribution	$1,240,856	$1,697,956
Wood Products	414,066	639,817
Paper	-	253,508
Packaging & Newsprint	-	113,485
Intersegment eliminations and other	(141,308)	(243,870)
	$1,513,614	$2,460,896

Segment income (loss)
Building Materials Distribution	$8,786	$24,344
Wood Products (a)	(61,040)	(23,607)
Paper	-	20,718
Packaging & Newsprint	-	5,685
Corporate and Other (b) (d)	(9,122)	(20,239)
	(61,376)	6,901

Equity in net income (loss) of affiliate	61,536	(15,249)
Gain on sale of shares of equity affiliate (c)	997	-
Impairment of investment in equity affiliate (e)	(43,039)	(208,074)
Change in fair value of contingent value rights	194	(1,803)
Change in fair value of interest rate swaps (f)	-	(6,284)
Gain on repurchase of long-term debt (g)	6,026	-
Interest expense	(17,140)	(28,071)
Interest income	760	6,629
Loss before income taxes	$(52,042)	$(245,951)

EBITDA (i)
Building Materials Distribution	$14,512	$30,112
Wood Products (a)	(34,912)	(2,654)
Paper	-	21,066
Packaging & Newsprint	-	5,738
Corporate and Other (b) (d)	(8,782)	(19,891)
Equity in net income (loss) of affiliate	61,536	(15,249)
Gain on sale of shares of equity affiliate (c)	997	-
Impairment of investment in equity affiliate (e)	(43,039)	(208,074)
Change in fair value of contingent value rights	194	(1,803)
Gain on repurchase of long-term debt (g)	6,026	-
	$(3,468)	$(190,755)

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Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets

(unaudited, in thousands)

	September 30,	December 31,
	2009	2008
ASSETS

Current
Cash and cash equivalents	$214,129	$275,803
Receivables
Trade, less allowances of $2,277 and $1,843	132,889	78,393
Related parties	3,518	3,112
Other	2,627	5,907
Inventories	233,746	279,023
Prepaid expenses and other	4,753	1,296
	591,662	643,534
Property
Property and equipment, net	275,364	291,999
Timber deposits	7,931	8,632
	283,295	300,631

Investment in equity affiliate	78,822	20,985
Deferred financing costs	6,064	7,862
Goodwill	12,170	12,170
Intangible assets, net	8,955	9,248
Other assets	9,038	6,009
Total assets	$990,006	$1,000,439

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Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)

(unaudited, in thousands, except for equity units)

	September 30,	December 31,
	2009	2008
LIABILITIES AND CAPITAL

Current
Accounts payable
Trade	$108,205	$69,478
Related parties	2,286	2,195
Accrued liabilities
Compensation and benefits	31,744	38,228
Interest payable	7,698	3,930
Other	19,576	30,893
	169,509	144,724
Debt
Long-term debt	303,146	315,000

Other
Compensation and benefits	124,073	172,275
Other long-term liabilities	13,367	12,125
	137,440	184,400
Redeemable equity units
Series B equity units – 2,764,854 units and 2,920,574 units outstanding	2,765	2,920
Series C equity units – 16,270,616 units and 11,016,668 units outstanding	4,768	3,037
	7,533	5,957
Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 units authorized and outstanding	87,185	81,967
Series B equity units – no par value; 550,000,000 units authorized and 532,558,673 units and 532,414,853 units outstanding	285,193	268,391
Series C equity units – no par value; 44,000,000 units authorized and 11,951,751 units and 11,183,000 units outstanding	-	-
Total capital	372,378	350,358
Total liabilities and capital	$990,006	$1,000,439

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Nine Months Ended
	September 30
	2009	2008
Cash provided by (used for) operations
Net loss	$(52,665)	$(247,474)
Items in net loss not using (providing) cash
Equity in net (income) loss of affiliate	(61,536)	15,249
Gain on sale of shares of equity affiliate	(997)	-
Impairment of investment in equity affiliate	43,039	208,074
Depreciation, depletion, and amortization of deferred financing costs and other	34,469	28,630
Related-party interest income	-	(2,760)
Pension and other postretirement benefit expense	10,002	10,616
Change in fair value of contingent value rights	(194)	1,803
Change in fair value of interest rate swaps	-	6,284
Management equity units expense, excluding expense related to the Sale	2,306	1,349
Gain on repurchase of long-term debt	(6,026)	-
Gain on sale of assets, net	(322)	(10,871)
Facility closure and curtailment costs	1,968	1,965
Loss on sale of note receivable from related party	-	8,357
Other	(1,106)	149
Decrease (increase) in working capital, net of acquisitions and dispositions
Receivables	(54,591)	(62,069)
Inventories	46,114	39,982
Prepaid expenses and other	(2,059)	2,068
Accounts payable and accrued liabilities	39,602	(6,322)
Pension and other postretirement benefit payments	(28,080)	(20,820)
Current and deferred income taxes	15	(969)
Other	(3,044)	1,396
Cash used for operations	(33,105)	(25,363)
Cash provided by (used for) investment
Proceeds from sale of assets, net of cash contributed	315	1,269,081
Proceeds from sale of shares of equity affiliate	3,032	-
Proceeds from sale of note receivable from related party, net	-	52,737
Expenditures for property and equipment	(12,932)	(36,748)
Acquisition of businesses and facilities	(4,598)	-
Increase in restricted cash	-	(183,290)
Decrease in restricted cash	-	183,290
Other	1,964	1,556
Cash provided by (used for) investment	(12,219)	1,286,626
Cash provided by (used for) financing
Issuances of long-term debt	60,000	240,000
Payments of long-term debt	(65,627)	(1,085,563)
Short-term borrowings	-	(10,500)
Tax distributions to members	(10,705)	(128,024)
Repurchase of management equity units	(18)	(28,634)
Cash paid for termination of interest rate swaps	-	(11,918)
Other	-	(4,155)
Cash used for financing	(16,350)	(1,028,794)
Increase (decrease) in cash and cash equivalents	(61,674)	232,469
Balance at beginning of the period	275,803	57,623
Balance at end of the period	$214,129	$290,092

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Summary Notes to Consolidated Financial Statements and Segment Information

The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2008 Annual Report on Form 10-K and the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009.  Net income (loss) for all periods presented involved estimates and accruals.

(a)

In June 2009, we closed the lumber manufacturing facility in La Grande, Oregon. For the nine months ended September 30, 2009, and three months ended June 30, 2009, we recorded $3.1 million of expense and $0.9 million of income in “Other (income) expense, net” in the Wood Products segment in our Consolidated Statements of Income (Loss). In addition, for the nine months ended September 30, 2009, and three months ended June 30, 2009, we recorded $5.2 million and $2.6 million of accelerated depreciation in “Depreciation, amortization, and depletion” and for the nine months ended September 30, 2009, we recorded $0.6 million of expenses in “Materials, labor, and other operating expenses” in the Wood Products segment in our Consolidated Statements of Income (Loss).

During the three months ended September 30, 2008, we sold our indirect wholly owned subsidiary in Brazil, Boise Cascade do Brasil LTDA., and our indirect wholly owned subsidiary in the United Kingdom, Boise Building Products Limited. Also, we permanently closed our veneer operation in St. Helens, Oregon. Collectively for these items, we recorded $3.7 million and $2.1 million of income in “Other (income) expense, net” in the Wood Products segment in our Consolidated Statements of Loss for the three and nine months ended September 30, 2008.

(b)

In connection with the sale of our Paper and Packaging & Newsprint assets, and most of our Corporate and Other assets (the Sale), to Boise Inc. (formerly Aldabra 2 Acquisition Corp.), we recorded $(1.7) million and $3.0 million in “Gain (loss) on sale of Paper and Packaging & Newsprint assets” in the Corporate and Other segment in our Consolidated Statements of Loss during the three and nine months ended September 30, 2008. For more information related to the Sale, see the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2008.

(c)

During the three and nine months ended September 30, 2009, we sold 1.2 million Boise Inc. shares and recorded a $1.0 million gain in “Gain on sale of shares of equity affiliate” in our Consolidated Statements of Income (Loss). We contributed substantially all of the cash proceeds from the sale of the shares to our pension plans.

(d)

In June 2008, we sold a promissory note from Boise Inc. for $52.7 million, after selling expenses, and we recorded an $8.4 million loss on the sale in “Other (income) expense, net” in the Corporate and Other segment in our Consolidated Statement of Loss for the nine months ended September 30, 2008.

(e)

On March 31, 2009, and September 30, 2008, we concluded that our investment in Boise Inc. met the definition of other than temporarily impaired. Accordingly, we recorded a $43.0 million and $208.1 million charge in “Impairment of investment in equity affiliate” in our Consolidated Statements of Loss. For more information, see the Notes to Unaudited Quarterly Consolidated Financial Statements in our Form 10-Q for the period ended September 30, 2009.

(f)	The nine months ended September 30, 2008, included $6.3 million of expense related to changes in the fair value of our interest rate swaps, which were terminated in February 2008.

(g)	The nine months ended September 30, 2009, included a $6.0 million net gain on the repurchase of $11.9 million of senior subordinated notes.

(h)

The equity interest that we own in Boise Inc. represents a significant continuing involvement. As a result, the Paper and Packaging & Newsprint segment results are included in continuing operations through February 21, 2008.

(i)

EBITDA represents income (loss) before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion. The following table reconciles BC Holdings, L.L.C., net income (loss) to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the three months ended September 30, 2009 and 2008, and June 30, 2009:

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	Three Months Ended
	September 30		June 30,
	2009	2008	2009

	(unaudited, in thousands)

BC Holdings, L.L.C., net income (loss)	$26,205	$(207,640)	$9,311
Interest expense	5,389	6,263	6,135
Interest income	(185)	(1,469)	(178)
Income tax provision	72	391	68
Depreciation, amortization, and depletion	9,627	8,751	11,448
BC Holdings, L.L.C., EBITDA	41,108	(193,704)	26,784
Loss on sale of note receivable from related party	-	44	-
Equity in net income of affiliate	(28,225)	(2,148)	(30,306)
Gain on sale of shares of equity affiliate	(997)	-	-
Impairment of investment in equity affiliate	-	208,074	-
Boise Cascade, L.L.C., EBITDA	$11,886	$12,266	$(3,522)

The following table reconciles BC Holdings, L.L.C., net loss to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the nine months ended September 30, 2009 and 2008:

	Nine Months Ended
	September 30
	2009	2008

	(unaudited, in thousands)

BC Holdings, L.L.C., net loss	$(52,665)	$(247,474)
Change in fair value of interest rate swaps	-	6,284
Interest expense	17,140	28,071
Interest income	(760)	(6,629)
Income tax provision	623	1,523
Depreciation, amortization, and depletion	32,194	27,470
BC Holdings, L.L.C., EBITDA	(3,468)	(190,755)
Loss on sale of note receivable from related party	-	8,357
Equity in net (income) loss of affiliate	(61,536)	15,249
Gain on sale of shares of equity affiliate	(997)	-
Impairment of investment in equity affiliate	43,039	208,074
Boise Cascade, L.L.C., EBITDA	$(22,962)	$40,925